UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2021

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38597	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A Common Stock, $0.01 par value	AFIN	The Nasdaq Global Select Market
7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	AFINP	The Nasdaq Global Select Market
7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AFINO	The Nasdaq Global Select Market
Preferred Stock Purchase Rights		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer, Treasurer and Secretary

On February 19, 2021, Katie P. Kurtz notified American Finance Trust, Inc. (the “Company”) of her resignation as chief financial officer, treasurer and secretary of the Company. Ms. Kurtz stated that her resignation is not related to any disagreements or disputes with management of the Company, including the Company’s advisor, American Finance Advisors, LLC (the “Advisor”). The effective date of Ms. Kurtz’s resignation will be determined at a later date, but will not occur until after completing the Company’s financial reporting for the fiscal year ended December 31, 2020. Ms. Kurtz will remain in each of her positions until her resignation becomes effective.

Appointment of Chief Financial Officer, Treasurer and Secretary

On February 22, 2021, the Company’s board of directors unanimously elected Jason Doyle as assistant secretary, effective immediately, and as chief financial officer, treasurer and secretary of the Company, effective upon Katie P. Kurtz’s resignation.

Mr. Doyle, 47, joined AR Global Investments, LLC (“AR Global”), the parent of the Advisor, in October 2018 and has served as chief accounting officer of Global Net Lease, Inc. (“GNL”), an entity advised by affiliates of AR Global, since that time. Prior to joining GNL, Mr. Doyle held various financial and practice leadership roles, including Acting VP Finance at Markforged, Inc. from March 2018 to August 2018, Associate Controller, Head of Global Accounting Operations at Charles River Associates from April 2017 to March 2018, and VP Finance and Practice Director, Transportation at AST Corporation, a privately-held software and management consulting firm, from March 2011 to November 2016. Prior to that, Mr. Doyle served in various other senior finance and accounting positions at other public and private companies. Mr. Doyle began his career in public accounting in May 1998 with Goluses & Company, LLP, a public accounting firm located in Rhode Island. Mr. Doyle is a certified public accountant in the State of Rhode Island, holds a B.S. from the University of Rhode Island and an M.B.A. from Babson College. Mr. Doyle, as an executive officer of the Company, the Advisor and the Property Manager, may be deemed to have a material interest in transactions involving the Company and the Advisor or the Property Manager reported under Item 404(a) of Regulation S-K and described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission the on February 27, 2020.

Indemnification Agreement

In connection with Mr. Doyle’s election as chief financial officer, treasurer and secretary of the Company, the Company plans to enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Doyle, upon assuming the roles of chief financial officer, treasurer and secretary of the Company. The Indemnification Agreement will be substantially identical to the indemnification agreement entered into by the Company with its other directors and officers. Under the Indemnification Agreement, Mr. Doyle will be indemnified by the Company to the maximum extent permitted by Maryland law for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against him as an officer of the Company as a result of his service, subject to the limitations set forth in the Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCE TRUST, INC.

By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer and President (Principal Executive Officer)

Dated: February 22, 2021